Exhibit EX-99.q

CULLEN FUNDS TRUST

(a Delaware Statutory Trust)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby constitutes and appoints James P. Cullen as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements or other filings made with the Securities and Exchange Commission ("SEC") or any state regulatory agency or authority that are applicable to Cullen Funds Trust ("Trust") and capable of being signed by power of attorney under applicable law, rule and regulation, and any amendments or supplements thereto, and withdrawals thereof, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC or any state regulatory agency or authority, as appropriate, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Trustee or officer of the Trust, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has signed his name hereto as of the 28th day of September, 2010.

NAME	TITLE

/s/ Robert Garry	Trustee
Robert J. Garry

/s/ Stephen G. Fredericks	Trustee
Stephen G. Fredericks

/s/ Daniel J. Campbell	Trustee
Daniel J. Campbell

/s/ John C. Gould	Executive Vice President
John C. Gould

/s/ Brooks H. Cullen	Vice President
Brooks H. Cullen

/s/ Rahul D. Sharma	Secretary
Rahul D. Sharma

/s/ Jeffrey T. Battaglia	Treasurer
Jeffrey T. Battaglia